EXHIBIT 99.2

Certification Of Chief Financial Officer Of Ocean Energy, Inc.
Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To
Section 906 Of The Sarbanes–Oxley Act Of 2002

I, William L. Transier, Executive Vice President and Chief Financial Officer of Ocean Energy, Inc. (the “Company”), hereby certify that the Company’s quarterly report on Form 10–Q for the period ended September 30, 2002 and filed with the Securities and Exchange Commission on November 12, 2002 pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”) by the Company fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

\s\ William L. Transier William L. Transier Executive Vice President and Chief Financial Officer

Date: November 12, 2002